                                                                    EXHIBIT 10.1


                     DISTRIBUTION AND FINANCING AGREEMENT

      This Distribution and Financing Agreement is entered into as of July 21, 1997 (the "Effective Date") by and between Sumitomo Corporation ("Sumitomo"), a Japanese corporation, PixTech, Inc., a Delaware corporation, and PixTech SA, a French Corporation.

                                   RECITALS

      WHEREAS, Sumitomo is a major international trading company and Sumitomo has established business relationships with a number of companies based in Japan;

      WHEREAS PixTech SA has licensed and developed a technology for production of field emission displays ("FEDs") and plans to develop a range of standard monochrome and color products based on this technology and its evolution,

      WHEREAS PixTech SA has established bilateral Cooperation and License Agreements with Futaba Corporation, a Japanese corporation, Raytheon corporation, a Delaware corporation, and Motorola, Inc., a Delaware corporation, and is seeking to sign additional contracts of the same nature with companies located in Asia or elsewhere,

      WHEREAS PixTech SA has established a pilot line in Montpellier for FED technology and product development as well as for limited production,

      WHEREAS PixTech SA has entered into a Display Foundry Agreement (the "Foundry Agreement"), with Unipac Optoelectronics Corporation, ("Unipac"), a Taiwanese corporation that currently manufactures Liquid Crystal Displays, whereby Unipac will contract manufacture FEDs for sale by PixTech SA,

      WHEREAS PixTech SA is currently transferring its manufacturing process to Unipac to prepare large volume production under the Foundry Agreement,

      WHEREAS Sumitomo desires to obtain distribution rights for PixTech SA's FED Products in Asia,

      WHEREAS PixTech SA desires to find support from Sumitomo for the distribution of its FED products in Asia,

      WHEREAS PixTech, Inc. desires to obtain a loan to allow acquisition of a limited set of equipment to prepare volume production of Field Emission Displays ("FEDs"),

      WHEREAS Sumitomo desires to grant such loan to PixTech, Inc.,

      NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, Sumitomo, PixTech, Inc. and PixTech SA agree to the following terms and conditions hereto (hereinafter referred to collectively as the "Agreement"):

1.        DEFINITIONS.

     1.1 "Asia" shall mean all Asian countries, including but not limited to China, Korea, Taiwan, Mongolia, Philippines, Indonesia, Vietnam, Laos, Singapore, Malaysia, Brunei, Thailand, Burma (Myanmar), Bangladesh, Sri Lanka, India, Pakistan, except for countries from the former Soviet Union.

     1.2 "Affiliate" of a party shall mean a Person that directly, or indirectly through one or more intermediaries, is controlled by such Party. "Control" shall mean the possession of the power to direct or cause direction of the management and policies of such Party, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporation, "control" shall mean, among other things, the direct or indirect ownership of more than fifty percent (50%) of its outstanding stock.

     1.3 "Borrowing" shall mean the borrowing of a loan by PixTech, Inc. from Sumitomo pursuant to the Credit Agreement made and dated as of July 21, 1997, by and between PixTech, Inc. and Sumitomo.

     1.4 "Commercial Partnership Period" shall mean the period during which distribution rights are granted by PixTech to Sumitomo, as defined in paragraph 2 and 3 below.

     1.5 "Confidential Information" shall mean the confidential information of either Party designed as such by the disclosing Party as set forth more particularly in Paragraph 10 of this Agreement entitled "Non-Disclosure and Confidentiality"

     1.6  "Effective Date" shall mean the date first written above

     1.7 "FED" shall mean Field Emission Display, i.e. a flat panel display based on a technology that involves a matrix addressed cathode plate attached to phosphor bearing anode plate with an hermetic seal, allowing after forming a vacuum between the two plates to generate a picture on the anode plate by control of electron emission by the cathode and acceleration of the electrons onto the anode plate.

     1.8 "FED related Invention" shall mean any idea, design, concept, technique, process, invention, discovery or improvement, whether or not patentable, made by employees of one or more Parties in the field of FED.

     1.9 "Industrial Partner" or "IP" shall mean any Person with which PixTech SA or PixTech, Inc. has a Cooperation and License Agreement. A Cooperation and License agreement involves a worldwide non exclusive license on FED patents and know-how from PixTech to the Industrial Partners with no right to sublicense, and a worldwide, non exclusive license on certain Industrial Partner's FED technology to PixTech, with a right to sublicense, under certain conditions.

     1.10 "Japanese Company" shall mean any Japanese Person or any Japanese Transplant.

     1.11 "Japanese Person" shall mean any Person with its main offices located in Japan.

     1.12 "Japanese Transplant" shall mean a Person located in Asia which is either (i) an Affiliate of a Japanese Person or (ii) a Person which main activity is to manufacture products under a technology licensed by a Japanese Company

     1.13 "Market Area" shall mean the geographical area within which Sumitomo shall have exclusive and non exclusive rights to sell PixTech FED Products.

     1.14 "Person" shall mean any individual, partnership, corporation, firm, association, unincorporated organization, joint venture, trust or other entity.

     1.15 "PixTech SA" shall mean PixTech SA and its Affiliates.

     1.16 "PixTech, Inc." shall mean PixTech Inc. and its affiliates.

     1.17 "PixTech" shall mean PixTech SA, and / or PixTech, Inc.

     1.18 "PixTech's FED products" shall mean any product manufactured by PixTech or any product manufactured by a Person under a contract manufacturing arrangement with PixTech, which incorporates PixTech's FED Technology.

     1.19 "PixTech's FED Technology" shall mean any technology relating to or useful in the design and manufacturing of FEDs, including without any limitation any patent, know-how, trade secret, which is owned by or licensed to PixTech.


     1.20 "Term" shall have the meaning set forth in Paragraph 12 hereof.

2.   PURPOSE

2.1  Distribution rights. PixTech SA and PixTech, Inc. grant Sumitomo exclusive
     --------------------
     rights to sell PixTech's FED Products during the Commercial Partnership Period, within the Market Area defined in paragraph 3 below.

2.2  Loan. Sumitomo grants PixTech, Inc. a loan according to the terms defined
     -----
     in paragraph 6.1 below.

2.3  Reasonable efforts by PixTech. PixTech agrees to use reasonable efforts to
     ------------------------------
     develop and improve the PixTech Technology, and to make commercial quantities of PixTech FED Products available.

2.4  Best efforts by Sumitomo. Sumitomo agrees to use best efforts to promote
     -------------------------
     and sell PixTech FED Products in the Market Area.

3.   DISTRIBUTION RIGHTS

3.1  Grant and Market Area. Subject to Sumitomo's payment to PixTech, Inc. of
     ----------------------
     the principal of the Borrowing, and subject to the limitations described in
     Section 11.6 hereof, PixTech SA and PixTech, Inc. hereby grant Sumitomo:

(a) an exclusive right to sell PixTech FED Products to any Person located in Japan and any Japanese Transplant located in Asia;

(b) a non exclusive right to sell PixTech FED Products to any Person located in Asia.

3.2  Extension of rights outside Asia for Japanese Transplants. On a case by
     ----------------------------------------------------------
     case basis, PixTech may grant Sumitomo a right to sell PixTech FED Products to Japanese Transplants outside Asia.

3.3  PixTech to [    ]* to [     ]*, PixTech [     ]* on [     ]* to any
     ---------------------
     [              ]*.

3.4  PixTech to consult with Sumitomo prior to establishing production facility
     --------------------------------------------------------------------------
     in the Market Area. PixTech shall involve Sumitomo in any project to
     -------------------
     establish manufacturing capabilities in the Market Area, whether on its own or by way of a joint-venture with a Japanese Company, and shall submit a reasonable proposal for Sumitomo to participate in such manufacturing arrangement. Such proposal shall be negotiated in good faith between the parties involved. In case a reasonable proposal is waived by Sumitomo, Sumitomo's rights under this Agreement, including exclusive rights to any Products manufactured by PixTech's affiliates, shall not be impaired despite establishment of such manufacturing capabilities.


3.5  Term of Commercial Partnership Period. The Commercial Partnership Period
     --------------------------------------
     shall commence upon the Effective Date hereof and continue for a period of seven (7) years. It shall be subject to automatic extension for additional one (1) year periods unless either party, with or without cause, shall give written notice of termination to the other not less than ninety (90) days prior to the end of the initial term of Commercial Partnership Period or any extension hereof.

* Confidential Treatment Requested

4.   OBLIGATIONS OF THE PARTIES DURING THE COMMERCIAL PARTNERSHIP PERIOD

4.1  Coordination for Expansion of Activity. In order to facilitate expansion of
     ---------------------------------------
     sales activity under this Agreement, the Parties shall meet on a regular basis to define and agree on a marketing and sales plan and review business progress under this Agreement. The parties shall also discuss market conditions and trends and product definitions.

4.2  Technical Training by PixTech. PixTech will use reasonable efforts to
     ------------------------------
     ensure adequate technical training to Sumitomo's representatives. Such technical training will cover any area needed in order to facilitate sales of PixTech FED Products.

4.3  PixTech to Notify Sumitomo of Sales of PixTech FED Products to New
     ------------------------------------------------------------------
     Customers in Asia. PixTech shall notify Sumitomo of the occurrence or
     ------------------
     anticipated occurrence of any first sale of PixTech FED Product to a Person located in Asia (outside Japan) made by PixTech or any distributor of PixTech's FED products. Sumitomo shall promptly indicate whether Sumitomo considers that such Person is a Japanese Transplant, and shall describe the reasons supporting such consideration. Any commercial relationship initiated between PixTech and a Japanese Transplant located in Asia shall immediately be transferred to Sumitomo.

4.4  PixTech to Enforce Sumitomo's Exclusivity to Sell PixTech FED Products to
     -------------------------------------------------------------------------
     Japanese Persons and Japanese Transplants. PixTech and any distributor of
     ------------------------------------------
     PixTech FED products shall not sell any PixTech FED products to Japanese Persons and Japanese Transplants during the Term of this Agreement. PixTech shall ensure that any distributor of PixTech FED products shall comply with that obligation. PixTech shall forward to Sumitomo any request for product or sales information from Japanese Companies.

4.5  Product Exclusivity. Sumitomo confirms that within the Market Area where
     --------------------
     PixTech grants Sumitomo exclusive rights to sell its FED Products, the Electronics and Aerospace Division of Sumitomo, or any successor thereof, shall not distribute FED products manufactured by or purchased from any Person other than PixTech, including PixTech IPs.

5.   COMMERCIAL CONDITIONS FOR DISTRIBUTION

5.1  Sales of Products. All sales of PixTech FED products hereunder shall be
     -----------------
     made by PixTech to Sumitomo for Sumitomo's resale to its customers. Sumitomo shall be free to resell PixTech FED products purchased from PixTech to customers within the Market Area at whatever prices and on whatever terms and conditions Sumitomo shall best promote the purpose of this Agreement. All sales of PixTech FED products to Sumitomo shall be subject to the conclusion of an individual sales contract (each hereinafter an "Individual Sales Contract") and also to the following terms:

     (a) PixTech FED products shall be delivered to Sumitomo on [       ]*.

     (b) Payments shall be made in the lawful currency of Japanese Yen within forty five (45) days after PixTech's presentation of invoice and relevant shipping documents.

     The Parties hereto may, in an Individual Sales Contract, agree on terms and conditions different from those of this Agreement, and, in such event, such terms and conditions in the Individual Sales Contract (excluding the printed terms and conditions) shall supersede the conflicting terms and conditions of this Agreement.

5.2  Discount to Sumitomo. PixTech shall sell its FED Products to Sumitomo at a
     --------------------
     price based upon PixTech's international price list, less a discount. This
     percentage will be [     ]* for an initial period of three years starting
     from the Effective Date. After this initial period, this discount may be adjusted upon mutual agreement between the Parties, depending on sales volume.

5.3  Costs. Each party will bear its own costs associated with the execution of
     ------
     this Agreement, including training of support personnel, advertising, organization and participation to trade shows, administration and sales costs.

5.4  Customer Selection. Within the Market Area and within the limitations set
     -------------------
     forth in Section 11.6 hereof, Sumitomo will have full discretion to select or reject a customer for PixTech FED products.


* Confidential Treatment Requested

6.   LOAN TO PIXTECH

6.1  Grant of Loan. In order to facilitate production of volume quantities of
     --------------
     PixTech FED products, Sumitomo will grant PixTech a loan according to the terms and conditions described in the Credit Agreement by and between PixTech, Inc. and Sumitomo, as attach hereto as Appendix 1.

7.   REPORTS

7.1  Monthly Sales Activity Report. Commencing with the month in which sales of
     ------------------------------
     PixTech FED Products by Sumitomo first occur, thirty days after the end of each month while the Agreement is in effect, Sumitomo shall deliver to PixTech full, true and accurate reports of its sales of PixTech FED products during that month. These reports shall include the following, but shall not include unit price and total price:

          (a) Name, address and activity of customer

          (b) For each PixTech FED Product, number of products sold or returned,

          (c) Any adjustment to prior periods.

7.2  Quarterly Sales Activity Report. Commencing with the quarter in which sales
     --------------------------------
     of PixTech FED Products by Sumitomo first occur, thirty days after the end of each quarter while the Agreement is in effect, Sumitomo shall deliver to PixTech full, true and accurate reports of its aggregate sales of PixTech FED products during that quarter. These reports shall include the following:

          (a) For each PixTech FED Product, Aggregate amounts of sales, using actual prices applicable to Sumitomo's customers

          (b) Any adjustment to prior periods.

7.3  SEC Filings to Sumitomo. During the Term of this Agreement, PixTech will
     ------------------------
     make available to Sumitomo any filings, including all periodical financial statements and press releases, made by PixTech to the Securities and Exchange Commissions or any other Market Authority.

8.   INDEMNIFICATION

8.1 PixTech shall indemnify and hold harmless Sumitomo from and against all actions, proceedings, claims, damages, costs and demands, except for damages, claims, costs and demands arising out of Sumitomo negligence or misconduct, including any misrepresentation to third parties, which may arise out of or in connection with any sales, distribution, marketing or use of PixTech's FED products sold, distributed or marketed by Sumitomo directly or indirectly in the Market Area limited to any claims of infringement of patent, trademark, or other intellectual property right and any product liability claims, and claims resulting from short shipment by PixTech or failure to meet the warranty by PixTech, provided, however, that Sumitomo shall in every instance refrain from making any admission of liability, shall give either PixTech, Inc. or PixTech, SA. a notice of any claim made, shall assist in the defense of such claim, and shall refrain from settling such claim without written consent of either PixTech, Inc. or PixTech, SA.

8.2 For any single claim or for any single 12 month period under paragraph 8.1, PixTech shall not be liable to more than five (5) million US dollars.

9.   INTELLECTUAL PROPERTY

9.1  Ownership of Inventions PixTech shall own all right, title and interest in
     -----------------------
     and to any FED Related Inventions made during the Term resulting from the interaction of PixTech personnel and Sumitomo and its customers.

9.2  No license under PixTech Technology to Sumitomo. No licenses are granted
     -------------------------------------------------
     under this Agreement, by implication, estoppel or otherwise. Nothing in this agreement shall be construed as conferring Sumitomo any license, right to use or other right with respect to any intellectual property of PixTech.

9.3  Infringement by Others; Prosecution by PixTech. Sumitomo shall notify
     -----------------------------------------------
     PixTech in writing as soon as possible after becoming aware of any potential patent, copyright, or other potential infringement by a third party of the PixTech Technology.

10.  NON-DISCLOSURE AND CONFIDENTIALITY

10.1 Confidential Information. "Confidential Information" shall mean all
     -------------------------
     confidential, proprietary or secret information, including, but not limited to, PixTech's FED Technology, all related technology, know-how, process, equipment and patents developed by PixTech production facilities and industrial plans, production data, relative to process, quality or yield, design, drive techniques and packaging of PixTech's displays, design and specification of mask tooling, display test results and performance data, commercial and financial information that is owned possessed or used by either Sumitomo and PixTech during the term of this Agreement. During the term of this Agreement, each of the parties hereto shall not disclose to any third party any Confidential Information which is conspicuously marked or identified by the disclosing party as "Confidential".

10.2 Use of Confidential Information. The Parties shall use Confidential
     --------------------------------
     Information solely for the purposes contemplated by this Agreement and will limit access to Confidential Information to those employees, consultants, and advisors who have a need to know.

10.3 Disclosure of PixTech's Confidential Information by Sumitomo to Potential
     -------------------------------------------------------------------------
     Customers. Sumitomo shall have the right to disclose Confidential
     ----------
     Information to potential customers provided that a non-disclosure agreement, in a form agreed by the Parties, is entered into between Sumitomo and its potential customer, and provided that, within ten (10) days after such disclosure, Sumitomo delivers to PixTech an executed copy of such non-disclosure agreement.

10.4 Exclusions from Confidential Information. Notwithstanding the provisions of
     -----------------------------------------
     subsection 10.1 above, Confidential Information shall not include any information to the extent it (i) is or becomes a part of the public domain through no act or omission on the part of the receiving Party, (ii) is disclosed to third parties by the disclosing party without restriction on such third parties, (iii) is lawfully in the receiving party's possession at or prior to the time of disclosure under this Agreement; (iv) is disclosed to the receiving party by a third party having the legal right to do so, and who at the time of such disclosure has no obligation of confidentiality to a Party; (v) is independently developed by the receiving party without reference to the disclosing party's proprietary information; or (vi) is released from confidential treatment by written consent of the disclosing party.

10.5 Obligations of Parties. Each of PixTech and Sumitomo shall hold in
     -----------------------
     confidence and not disclose (except on a confidential basis to employees who need to know) all Confidential Information received from the other Party in the same manner and to the same extent as it holds in confidence its own Confidential Information of a similar nature and value.

10.6 Permitted Disclosures of Confidential Information. Each Party may disclose
     -------------------------------------------------
     any Confidential Information under, and to the extent required to comply with a court or administrative subpoena or order or other applicable governmental regulation or statutory requirement which appears to be lawful on its face, provided that the disclosing Party promptly notifies the other Party.

10.7 Compliance of Employees of Parties. Each of PixTech and Sumitomo shall take
     ----------------------------------
     appropriate action by instruction or agreement with its employees to satisfy its obligations under paragraph 10 of the Agreement.

11.  REPRESENTATIONS AND WARRANTIES

11.1 Warranties of All Parties. Each Party represents and warrants that: (i) it
     --------------------------
     has the full authority to enter into this Agreement; (ii) there are no liens or encumbrances of any kind against any obligation under this Agreement or any outstanding agreements, assignments, or encumbrances inconsistent with the provisions of this Agreement; and (iii) each Party has or will obtain any necessary rights from its Affiliates to make the representations and to grant the rights specified herein on their behalf.

11.2 Representations and Warranties of PixTech. PixTech represents and warrants
     ------------------------------------------
     to Sumitomo as follows:

        (a) PixTech's execution of this Agreement will not constitute a breach of, or default under, any Agreement to which PixTech is a party.

        (b) Prior to the Effective Date, only Raytheon Company, Futaba Corporation, and Motorola, Inc. have a valid license on PixTech's technology. This license include a right to manufacture and sell products incorporating the PixTech's FED technology without any limitation.

        (c) PixTech represents that under the Display Agreement between PixTech SA and Unipac, PixTech has granted Unipac a license to manufacture and to sell to PixTech only, and, under certain conditions, to its industrial Partners, FED products incorporating PixTech's FED technology

        (d) PixTech will not grant any license to its technology to more than three (3) additional Industrial Partners prior to June 28, 1998.

        (e) Amendment 1 dated February 6, 1997 of the Cooperation and License Agreement between PixTech and Motorola dated June 13, 1995 limits the number of sublicenses which the Company can grant relating to any Technology owned by Motorola.

        (f) PixTech represents that, as of the Effective Date, it is not aware of any patent or other intellectual property rights of third parties that would be infringed by PixTech's FED products.

        (g) PixTech represents that it has obtained any necessary rights or license from Industrial Partners to make the representations and to grant to Sumitomo the right to distribute PixTech FED products within the Market Area.

11.3 No Warranty with Respect to Availability, Performance or Cost
     -------------------------------------------------------------
     Competitiveness of PixTech's FED products. PixTech does not warrant the
     ------------------------------------------
     availability, the timing of such availability, the performance or the competitiveness of the PixTech FED Products.


11.4 NO WARRANTY OF PERFORMANCE. NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT
     ---------------------------
     TO THE RESULTS TO BE OBTAINED BY THE OTHER PARTY UNDER THIS AGREEMENT. EXCEPT AS OTHERWISE PROVIDED HEREIN, NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE MADE BY PIXTECH HEREUNDER.

11.5 NO CONSEQUENTIAL DAMAGES. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR
     -------------------------
     ANY LOST REVENUE, LOST PROFITS OR OTHER INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES BY REASON OF ANY PERFORMANCE OR NON-PERFORMANCE UNDER THIS AGREEMENT.

11.6 [                 ]* not Included in Market Area. PixTech represents that
     ------------------------------------------------
     under a valid cooperation agreement with a major [                 ]*,
     PixTech has waived all rights to market its products, directly or
     indirectly, to any competing [                   ]* or to any Person that
     intends to sell PixTech's FED products to any [                    ]*.

12.  TERM AND TERMINATION

12.1 Term. This Agreement shall commence upon the Effective Date hereof and
     ----
     shall continue in full force and effect until the expiration of the Commercial Partnership Period, as defined under Section 3.5 hereof.

12.2 Either of PixTech and Sumitomo may terminate this Agreement by giving a written notice of termination to the other party:

     (a) if the other party breaches any of the provisions of this Agreement or any Individual Sales Contract and does not remedy within one hundred and eighty (180) days after a written notice is given requesting such party to remedy the breach;

     (b) if the other party becomes insolvent, or any voluntary or involuntary petition in bankruptcy or for corporate reorganization is filed by or against the other party, or a receiver is appointed with respect to any of the assets of the other party, or a liquidation proceeding is commenced by or against the other party;

     (c) if the whole or any substantial portion of the other party is transferred to a third party by agreement, order of court, or otherwise, the result of which, in the reasonable judgment of Sumitomo, would materially affect Sumitomo's rights and position under this Agreement ; or

     (d) if the whole or any substantial part of the ownership, control or management of the other party is changed, the result of which, in the reasonable judgment of Sumitomo, would materially affect Sumitomo's rights and position under this Agreement ; or

     (e) if any merger or consolidation will occur, the result of which would in the reasonable judgment of Sumitomo materially affect the ability of PixTech to fulfill its obligation under this agreement.


* Confidential Treatment Requested

     Nothing in this Section 12.2 shall affect, be construed, or operate as a waiver of any right of the party aggrieved by any breach of this Agreement to recover any loss or damage incurred as a result of such breach, either before or after the termination hereof.

12.3 Force Majeure. "Force Majeure" shall mean an event beyond the control of
     --------------
     the parties (including but not limited to fire, flood, tornado, earthquake, war, riot, strike, lockout or any act of government or governmental authority) which results in impossibility of performance of a Party's duties and obligations under this Agreement. Any party that asserts the occurrence of Force Majeure shall give immediate notice thereof to the other Party. During the existence of such event, the duties and obligations of the Parties under this Agreement shall be suspended and the Parties shall take all reasonable action to assure resumption of normal performance under this Agreement as soon as possible. If such impossibility of performance continues for more than ninety (90) days after the occurrence of Force Majeure, such other party shall have the right to terminate this Agreement.

12.4 Effect of Expiration or Termination. Upon expiration of this Agreement or
     -----------------------------------
     termination hereof for any reason, nothing herein shall be construed to release either Party from any obligation that matured prior to the Effective date of such termination. In addition, upon termination of this Agreement before full repayment of the Borrowing described under Section 6.1, the outstanding principal balance of the Borrowing, interest accrued but unpaid thereon, and all other amounts payable thereunder shall become immediately due and payable, without demand upon or presentment to PixTech, Inc., which are expressly waived by PixTech, Inc. and Sumitomo may immediately exercise all rights, powers and remedies available to it at law, in equity or otherwise.

12.5 Survival. The rights and obligations of the following paragraphs and
     --------
     sections of this Agreement shall, to the extent relevant, survive and continue after the expiration or termination hereof and shall bind the Parties and their legal representatives, successors, heirs and assigns; paragraph 8; paragraph 10; paragraph 13; Section 14.1, 14.2, and 14.3.

13.  DISPUTE RESOLUTION

13.1 The parties hereby agree that they will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations. If a controversy or claim should arise hereunder, either Party, or both parties, shall promptly prepare and exchange memoranda stating the issues in disputes and their positions, summarizing the negotiations which have taken place, and attaching relevant documents. The Senior Executives will meet for negotiations within thirty (30) days after the date of communication of such memoranda to the other Party, at a mutually agreed time and place. If the matter has not been resolved within thirty (30) days of the first meeting of the Senior Executives, subject to rights to injunctive relief and unless otherwise specifically provided for herein, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be finally settled in New York, New York under the Rules of the American Arbitration Association by one or more arbitrators appointed in accordance with such Rules. Any award resulting therefrom shall be final and binding on the parties hereto.

14.  GENERAL

14.1 Expenses. Except as otherwise expressly provided herein, each Party hereto
     --------
     shall be responsible for its own costs and expenses incurred in connection with the performance hereof, including, without limitation, legal fees, and expenses incurred in connection with the transactions contemplated hereunder.

14.2 Public disclosure. Each Party hereby acknowledges and agrees that it will
     -----------------
     not disclose the terms of this Agreement or any information relating to its subject matter to any third party without the express written consent of the other Party, except to the extent required by law or government rule and regulation. The foregoing notwithstanding, the Parties intend that a joint press release will be issued on a mutually agreed date following the Effective Date, the text of which shall have been approved by all parties.

14.3 Notices. Any notice, claim, request or other communication required or
     -------
     permitted under this Agreement shall be valid and effective only if given by written instrument, duly delivered, and addressed as follows:

If to PixTech :

PixTech SA or PixTech Inc (as applicable)
Avenue Perroy
Zone Industrielle de Rousset
13 790 ROUSSET

FRANCE
Attention: Francis Courreges
Executive Vice President
Fax: 33 4 42 29 05 09
Telephone : 33 4 42 29 10 00

or other individuals or addresses as shall hereafter be furnished by written notice to Sumitomo.

If to Sumitomo :

Mr. Yoshihiro Bito
General Manger, Electronics Department
Fax: 81 - 3 - 3230 79 36
Telephone: 81 - 3 - 3230 - 77 33

Sumitomo Corporation
Electronics Department
1-2-2, Hitotsubashi, Chiyoda-ku
Tokyo, 100 Japan

or other individuals or addresses as shall hereafter be furnished by written notice to PixTech.


14.4 Independent contractors. For the purpose of this Agreement and all services
     -----------------------
     provided hereunder, both Parties shall be, and shall be deemed to be, independent contractors and not agents or employees of the other. Neither Party shall have the authority to make statements, representation or commitments of any kind, or take any actions, that will be binding on the other Party.

14.5 Compliance with government regulations. Each party agrees to comply with
     --------------------------------------
     all applicable laws, regulations and ordinances, insofar as such laws, regulations and ordinances related to any of the activities to be performed by either Party under this Agreement.

14.6 Assignment. Neither this Agreement nor any part hereof shall be assignable
     ----------
     by either Party without the express consent of the other.

14.7 Governing Law. The validity and interpretation of this Agreement and the
     -------------
     legal relations of the parties shall be governed by the laws of the New York State.

14.8 Entire Agreement. This instrument, including the Appendixes hereto,
     ----------------
     contains the entire Agreement between the Parties. No verbal agreement, conversation or representation between any officers agent or employees of the Parties hereto either before or after execution of this Agreement shall affect or modify any of the terms or obligations herein contained. The Parties hereby expressly terminate the Memorandum of Understanding dated as of May 6, 1997.

14.9 Modifications in Writing. No change, modification, extension, termination
     ------------------------
     or waiver of this Agreement, or any provisions herein contained, shall be valid unless made in writing and signed by a duly authorized representative of each Party.

14.10 Severability. If any one or more of the provisions of this Agreement shall
      ------------
      be held invalid, illegal or unenforceable, the validity, legality, or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the Parties shall promptly negotiate a substitute provision, in good faith, that achieves the original intent of the severed provision, consistent with applicable law.

14.11 Binding Effect. This Agreement shall be binding upon and shall inure to
      --------------
      the benefit of the Parties hereto, their Affiliates, and their respective successors and permitted assigns.

14.12 Headings. Headings used in this Agreement are for reference purposes only
      --------
      and are not intended to be part of or to affect the meaning or interpretation of this Agreement.



Sumitomo Corporation              PixTech Inc.                      PixTech S.A.
By:  /s/ Akio Yamane              By:  /s/ Jean-Luc Grand-Clement   By:  /s/ Francis Courreges
    ----------------                 ----------------------------      -----------------------

Mr. Akio Yamane
Assistant General Manager         Mr. Jean-Luc Grand-Clement        Mr. Francis Courreges
Electronics Department            Chief Executive Officer           Executive V.P.